Exhibit 99.1

LeMaitre Q1 2024 Financial Results

BURLINGTON, MA, May 2, 2024 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q1 2024 results, announced a $0.16/share quarterly dividend and provided guidance.

Q1 2024 Financial Results

●	Sales $53.5mm, +14% (+11% organic) vs. Q1 2023
●	Gross margin 68.6%, +300 bps
●	Op. income $11.9mm, +51%
●	Op. margin 22%
●	Net income $9.9mm, +64%
●	Earnings per diluted share $0.44, +62%
●	Cash up $3.2mm sequentially to $108.3mm

Allografts (+31%), bovine patches (+13%), carotid shunts (+27%) and distributed porcine patches drove Q1 sales. APAC sales increased 44%, EMEA 17% and the Americas 10%.

The gross margin increased to 68.6% in Q1 (vs. 65.6% in Q1 2023) driven by average selling price increases and manufacturing efficiencies offset by product mix.

Operating income of $11.9mm was up 51% vs. Q1 2023. Operating expenses grew 8% year-over-year due to compensation, professional fees and sales meetings.

Chairman/CEO George LeMaitre said “2024 is shaping up to be another year of healthy profits. The gross margin is repairing and we’ve been able to reduce op. expense growth. Guidance now implies a 22% operating margin, up from 19% in 2023.”

Business Outlook

	Q2 2024 Guidance	Full Year 2024 Guidance
Sales	$53.7mm - $56.1mm (Mid: $54.9mm, +10%, +10% Org.)	$212.7mm - $217.3mm (Mid: $215.0mm, +11%, + 11% Org.)
Gross Margin	68.6%	68.6%
Op. Income	$12.0mm - $13.7mm (Mid: $12.9mm, +36%) (Mid: $12.9mm, +33% Ex-Special)*	$46.7mm - $49.8mm (Mid $48.3mm, +31%) (Mid: $48.3mm, +30%, Ex-Special)*
Op. Margin (Mid)	23%	22%
EPS	$0.45 - $0.50 (Mid: $0.47, +31%) (Mid: $0.47, +29%, Ex-Special)*	$1.73 - $1.84 (Mid: $1.79, +33%) (Mid: $1.79, +32%, Ex-Special)*

*Special charges in 2023 were related to the St. Etienne factory closure.

Quarterly Dividend

On April 30, 2024, the Company's Board of Directors approved a quarterly dividend of $0.16/share of common stock. The dividend will be paid on May 30, 2024, to shareholders of record on May 16, 2024.

Share Repurchase Program

On February 21, 2024, the Company's Board of Directors authorized the repurchase of up to $50.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 21, 2025, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events, including EBITDA. This press release also provides guidance for operating income and EPS excluding the special charge relating to the closure of our St. Etienne factory and revenue related the Aziyo distribution agreement. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and the aforementioned non-GAAP profitability measures to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that the presentation of guidance described above for operating income and EPS provides an alternative and meaningful view of the Company’s profitability.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, companies that develop products or services that may impact the use of our products such as drugs to treat diabetes or weight loss; the risks from competition from other companies; the status of our global regulatory approvals and compliance with regulatory requirements to market and sell our products both in the U.S. and outside of the U.S.; risks related to product demand and market acceptance of the Company’s products and pricing; risks from implementing a new enterprise resource planning system; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that we may not be able to maintain our recent levels of profitability; our reliance on sole source suppliers; disruptions or breaches of information technology systems; the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the acceleration or deceleration of product growth rates; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

J.J. Pellegrino, CFO, LeMaitre
781-425-1691
jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$26,595	$24,269
Short-term marketable securities	81,693	80,805
Accounts receivable, net	30,236	25,064
Inventory and other deferred costs	60,575	58,080
Prepaid expenses and other current assets	3,863	6,380
Total current assets	202,962	194,598

Property and equipment, net	22,174	21,754
Right-of-use leased assets	17,795	18,027
Goodwill	65,945	65,945
Other intangibles, net	40,239	41,711
Deferred tax assets	828	1,003
Other assets	4,014	3,740

Total assets	$353,957	$346,778

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$3,089	$3,734
Accrued expenses	21,118	23,650
Acquisition-related obligations	75	24
Lease liabilities - short-term	2,528	2,471
Total current liabilities	26,810	29,879

Lease liabilities - long-term	16,354	16,624
Deferred tax liabilities	114	107
Other long-term liabilities	2,176	2,268
Total liabilities	45,454	48,878

Stockholders' equity
Common stock	240	239
Additional paid-in capital	206,350	200,755
Retained earnings	121,728	115,430
Accumulated other comprehensive loss	(5,558)	(4,625)
Treasury stock	(14,257)	(13,899)
Total stockholders' equity	308,503	297,900

Total liabilities and stockholders' equity	$353,957	$346,778

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 31, 2024	March 31, 2023

Net sales	$53,478	$47,075
Cost of sales	16,813	16,192

Gross profit	36,665	30,883

Operating expenses:
Sales and marketing	11,686	10,897
General and administrative	9,013	7,932
Research and development	4,092	3,875
Restructuring	-	305
Total operating expenses	24,791	23,009

Income from operations	11,874	7,874

Other income (expense):
Interest income	1,001	568
Foreign currency loss	(78)	(425)

Income before income taxes	12,797	8,017

Provision for income taxes	2,910	1,977

Net income	$9,887	$6,040

Earnings per share of common stock
Basic	$0.44	$0.27
Diluted	$0.44	$0.27

Weighted - average shares outstanding:
Basic	22,365	22,111
Diluted	22,570	22,274

Cash dividends declared per common share	$0.160	$0.140

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended
	March 31, 2024		March 31, 2023
	$	%	$	%
Net Sales by Geography
Americas	$35,245	66%	$32,126	68%
Europe, Middle East and Africa	14,395	27%	12,277	26%
Asia Pacific	3,838	7%	2,672	6%
Total Net Sales	$53,478	100%	$47,075	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	For the three months ended
	March 31, 2024	March 31, 2023
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$9,887	$6,040
Interest (income) expense, net	(1,001)	(568)
Amortization and depreciation expense	2,382	2,351
Provision for income taxes	2,910	1,977

EBITDA	$14,178	$9,800

EBITDA percentage increase		45%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended March 31, 2024
Net sales as reported	$53,478
Net distribution sales	(1,264)
Impact of currency exchange rate fluctuations	(35)
Adjusted net sales		$52,179

For the three months ended March 31, 2023
Net sales as reported	$47,075
Adjusted net sales		$47,075

Adjusted net sales increase for the three months ended March 31, 2024		$5,104	11%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending June 30, 2024
Net sales per guidance (midpoint)	$54,900
Net distribution sales	(305)
Impact of currency exchange rate fluctuations	570
Adjusted projected net sales		$55,165

For the three months ended June 30, 2023
Net sales as reported	$50,115
Adjusted net sales		$50,115

Adjusted projected net sales increase for the three months ending June 30, 2024		$5,050	10%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2024
Net sales per guidance (midpoint)	$215,000
Net distribution sales	(1,569)
Impact of currency exchange rate fluctuations	1,206
Adjusted projected net sales		$214,637

For the year ended December 31, 2023
Net sales as reported	$193,484
Adjusted net sales		$193,484

Adjusted projected net sales increase for the year ending December 31, 2024		$21,153	11%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the three months ending June 30, 2024
Operating income per guidance (midpoint)	$12,854
Adjusted projected operating income		$12,854

For the three months ended June 30, 2023
Operating income as reported	$9,452
Impact of special charge	180
Adjusted operating income		$9,632

Adjusted projected operating income increase for the three months ending June 30, 2024		$3,222	33%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the year ending December 31, 2024
Operating income per guidance (midpoint)	$48,271
Adjusted projected operating income		$48,271

For the year ended December 31, 2023
Operating income as reported	$36,712
Impact of special charge	485
Adjusted operating income		$37,197

Adjusted projected operating income increase for the year ending December 31, 2024		$11,074	30%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP projected EPS:
For the three months ending June 30, 2024
EPS per guidance (midpoint)	$0.47
Adjusted EPS		$0.47

For the three months ended June 30, 2023
EPS as reported	$0.36
Impact of special charge	0.01
Adjusted EPS		$0.37

Adjusted projected EPS increase for the three months ending June 30, 2024		$0.11	29%

Reconciliation between GAAP and Non-GAAP projected EPS:
For the year ending December 31, 2024
EPS per guidance (midpoint)	$1.79
Adjusted EPS		$1.79

For the year ended December 31, 2023
EPS as reported	$1.34
Impact of special charge	0.02
Adjusted EPS		$1.36

Adjusted projected EPS increase for the year ending December 31, 2024		$0.43	32%